Exhibit 99.1

Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER OF FISCAL 2009
Company Also Completes Expense-reduction Actions
     NEWPORT BEACH, Calif., Jan. 29, 2009 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the first quarter of fiscal 2009 that were in line with updated guidance provided on Dec. 15, 2008. The company also completed expense-reduction actions that are expected to save approximately $4 million per quarter.
First Fiscal Quarter Financial Results
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude certain non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Revenues for the first quarter of fiscal 2009 were $86.5 million. Core gross margins were 54.1 percent of revenues. Core operating expenses were $43.5 million, and core operating income was $3.3 million. Core net loss from continuing operations was $2.9 million, or $0.06 per share.
     On a GAAP basis, gross margins were 53.4 percent of revenues. GAAP operating expenses were $46.5 million. GAAP operating loss was $0.4 million, and GAAP net loss from continuing operations was $10.5 million, or $0.21 per share.
     The company ended the quarter with $110.3 million in cash and cash equivalents, a sequential increase of approximately $4.4 million.
Expense-reduction Actions
     The company recently completed actions that resulted in the elimination of approximately 140 positions worldwide, which represented a total headcount reduction of

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	2
more than 11 percent. Conexant also announced that it has suspended the company match for the domestic 401(k) plan and imposed stringent restrictions on spending.
     In total, the company expects to save approximately $4 million per quarter when it realizes the full benefit of the headcount reductions in the June-ending third quarter of fiscal 2009.
Business Perspective
     “In an environment where we continued to see customer push-outs and cancellations, I’m pleased to report that we met the updated guidance we provided in December,” said Scott Mercer, Conexant’s chairman and chief executive officer. “Revenues of $86.5 million were consistent with the range we anticipated, and core gross margins of 54.1 percent of revenues were at the high end of our revised expectations. Core operating income of $3.3 million and a core net loss from continuing operations of $2.9 million, or $0.06 per share, were also within the ranges we expected.
     “The worldwide economic crisis that has impacted the financial performance of many of our peers, customers, and suppliers has dramatically affected us as well,” Mercer said. “In response to our declining revenues and deteriorating financial performance, we recently completed cost-reduction actions that included a significant headcount reduction. This reduction will not affect any of our major product-development programs. By keeping our teams and investments essentially intact, we put ourselves in a position to gain market share when the economic recovery eventually begins. Until then, we will continue to focus on contributing to the success of our customers by delivering innovative products on schedule.”
Business Outlook
     Conexant expects revenues for the second quarter of fiscal 2009 to be in a range between $68 million and $74 million, or 14 to 21 percent lower sequentially, as a result of the effects of the overall economic environment. Core gross margins for the second fiscal quarter are expected to be between 52 and 53 percent of revenues. The company expects core operating expenses to be approximately $42 million. As a result, the company anticipates that the second fiscal quarter core operating loss will be in a range between $3 million and $7 million. Core net loss is expected to be between $0.18 and $0.26 per share.

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	3
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time (ET)/ 2:00 p.m. Pacific Time (PT). Scott Mercer, chairman and chief executive officer, Christian Scherp, president, and Jean Hu, senior vice president and chief financial officer, will discuss first quarter fiscal 2009 financial results and the company’s outlook. To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); participant pass code: Conexant; Conference ID number: 82022913.
     To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the U.S. and Canada) or 706-645-9291 (from other international locations); Conference ID number: 82022913.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company that recorded revenues of more than $500 million in fiscal year 2008. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow and results of operations; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; our ability to successfully execute asset acquisitions, dispositions, mergers and restructurings; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the financial risks of default by tenants and subtenants in the space we own or lease; the risk that the value of our common stock may be adversely affected by market volatility or failure to meet all applicable listing requirements of the NASDAQ Global Market; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	4
CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	January 2,	October 3,	December 28,
	2009	2008	2007

Net revenues (Note 1)	$86,498	$122,615	$145,933
Cost of goods sold	40,348	56,300	63,812

Gross margin	46,150	66,315	82,121

Operating expenses:
Research and development	26,313	29,279	37,823
Selling, general and administrative	19,483	21,008	20,014
Amortization of intangible assets	3,371	4,455	4,571
Gain on sale of intellectual property	(12,858)	—	—
Special charges (Note 2)	10,209	2,415	4,349

Total operating expenses	46,518	57,157	66,757

Operating (loss) income	(368)	9,158	15,364
Interest expense	6,054	6,852	9,449
Other expense, net	2,295	3,352	5,345

(Loss) income before income taxes and (loss) gain on equity method investments	(8,717)	(1,046)	570
Provision for income taxes	912	373	862

Loss before (loss) gain on equity method investments	(9,629)	(1,419)	(292)
(Loss) gain on equity method investments	(846)	(808)	3,773

Net (loss) income from continuing operations	(10,475)	(2,227)	3,481
Gain on sale of discontinued operations	—	6,268	—
Loss from discontinued operations (Note 3)	(7,214)	(3,124)	(12,699)

Net (loss) income	$(17,689)	$917	$(9,218)

Basic and diluted net (loss) income per share from continuing operations	$(0.21)	$(0.04)	$0.07

Basic and diluted net gain per share from sale of discontinued operations	$—	$0.13	$—

Basic and diluted net loss per share from discontinued operations	$(0.15)	$(0.07)	$(0.26)

Basic and diluted net (loss) income per share	$(0.36)	$0.02	$(0.19)

Shares used in basic per-share computation	49,657	49,565	49,236

Shares used in diluted per-share computation	49,657	49,565	49,399

Note 1	—	Net revenues for the fiscal quarter ended December 28, 2007 includes $14.7 million for the buyout of a future royalty stream.

Note 2	—	Special charges in the fiscal quarter ended January 2, 2009 include $6.6 million of restructuring charges and a charge of $3.7 million related to a legal settlement. Special charges for the fiscal quarter ended October 3, 2008 and December 28, 2007 consist primarily of restructuring charges.

Note 3	—	Loss from discontinued operations in the fiscal quarter ended January 2, 2009 includes $7.0 million of restructuring charges related to facilities occupied by the Broadband Media Processing business sold in the fourth quarter of fiscal 2008

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	5
CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	January 2,	October 3,	December 28,
	2009	2008	2007
GAAP net revenues	$86,498	$122,615	$145,933
Royalty buyout (l)	—	—	(14,700)

Non-GAAP Core net revenues less impact of royalty buyout	$86,498	$122,615	$131,233

GAAP cost of goods sold	$40,348	$56,300	$63,812
Cost of goods sold adjustments (a, f)	(628)	(525)	(114)

Non-GAAP Core cost of goods sold	39,720	$55,775	$63,698

GAAP gross margin	$46,150	$66,315	$82,121
Gross margin adjustments (a, f)	628	525	114

Non-GAAP Core gross margin	46,778	66,840	82,235
Royalty buyout (l)	—	—	(14,700)

Non-GAAP Core gross margin less impact of royalty buyout	$46,778	$66,840	$67,535

GAAP operating expenses	$46,518	$57,157	$66,757
Stock-based compensation (a)	(2,330)	(2,334)	(2,570)
Amortization of intangible assets (b)	(3,371)	(4,455)	(4,571)
Gain on sale of intellectual property (c)	12,858	—	—
Special charges (d)	(10,209)	(2,590)	(4,349)
Acquired research and development (e)	—	(800)	—

Non-GAAP Core operating expenses	$43,466	$46,978	$55,267

GAAP operating (loss) income	$(368)	$9,158	$15,364
Gross margin adjustment (a, f)	628	525	114
Operating expense adjustments (a-e)	3,052	10,179	11,490

Non-GAAP Core operating income	3,312	$19,862	26,968
Royalty buyout (l)	—	—	(14,700)

Non-GAAP Core operating income less impact of royalty buyout	$3,312	$19,862	$12,268

GAAP other expense, net	$2,295	$3,352	$5,345
Unrealized losses on Mindspeed warrant (g)	(482)	(2,312)	(8,364)
Gains on sales of equity securities (h)	51	21	—
Loss on impairment of facility (i)	—	(1,435)	—
Loss on impairment of marketable securities (j)	(2,635)	—	—

Non-GAAP Core other income	$(771)	$(374)	$(3,019)

GAAP net (loss) income from continuing operations	$(10,475)	$(2,227)	$3,481
Gross margin adjustments (a, f)	628	525	114
Operating expense adjustments (a-e)	3,052	10,179	11,490
Losses (gains) on equity method investments (k)	846	808	(3,773)
Other expense adjustments (g-j)	3,066	3,726	8,364

Non-GAAP Core net (loss) income from continuing operations	$(2,883)	$13,011	$19,676

Basic and Diluted net (loss) income per share from continuing operations:
GAAP Basic and Diluted	$(0.21)	$(0.04)	$0.07

Non-GAAP Basic and Diluted	$(0.06)	$0.26	$0.40

Shares used in basic and diluted per-share computations:
Basic	49,657	49,565	49,236

Diluted	49,657	49,565	49,399

See “GAAP to Non-GAAP Core Adjustments” below

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	6
GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Amortization of intangible assets resulting from business combinations.

(c)	Gain on sale of intellectual property which is not part of our core, on-going operations.

(d)	Special charges in the fiscal quarter ended January 2, 2009 include $6.6 million of restructuring charges and a charge of $3.7 million related to a legal settlement. Special charges for the fiscal quarter ended October 3, 2008 and December 28, 2007 consist primarily of restructuring charges.

(e)	For the fiscal quarter ended October 3, 2008, the adjustment relates to a purchase accounting expense of in-process research and development acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines.

(f)	The fiscal quarter ended October 3, 2008 includes the impact of environmental remediation charges and a charge from inventory acquired through the purchase of the “SigmaTel” multifunction printer imaging product lines.

(g)	Unrealized losses associated with the change in the fair value of our warrant to purchase 6 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(h)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.

(i)	For the fiscal quarter ended October 3, 2008, the adjustment relates to the loss incurred on a non-cancelable lease obligation.

(j)	Loss from other than temporary impairment of marketable securities.

(k)	Losses (gains) losses on equity method investments.

(l)	The fiscal quarter ended December 28, 2007 includes $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream.
Non-GAAP Financial Measures:
We have presented non-GAAP net revenues, non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income, non-GAAP net (loss) income from continuing operations and non-GAAP basic and diluted net (loss) income per share from continuing operations, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

Conexant Reports Financial Results for the First Quarter of Fiscal 2009	7
CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	January 2,	October 3,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$110,327	$105,883
Restricted cash	20,500	26,800
Receivables	40,514	48,997
Inventories	26,014	36,439
Other current assets	40,885	38,537

Total current assets	238,240	256,656
Property, plant and equipment	21,332	24,912
Goodwill	111,360	110,412
Intangible assets	9,910	14,971
Other assets	39,010	39,452

Total assets	$419,852	$446,403

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Current portion of long-term debt	$17,570	$17,707
Short-term debt	32,868	40,117
Accounts payable	22,783	34,894
Accrued compensation and benefits	11,952	14,989
Other current liabilities	40,504	44,385

Total current liabilities	125,677	152,092
Long-term debt	373,830	373,693
Other liabilities	73,310	57,352

Total liabilities	572,817	583,137

Shareholders’ deficit	(152,965)	(136,734)

Total liabilities and shareholders’ deficit	$419,852	$446,403

Selected Other Data
(unaudited, in thousands)

	Fiscal Quarter Ended
	January 2,	October 3,	December 28,
	2009	2008	2007
Revenues By Region:
Americas	$6,475	$8,391	$8,754
Asia-Pacific	76,462	108,577	130,621
Europe, Middle East and Africa	3,561	5,647	6,558

	$86,498	$122,615	$145,933

Cash Flow Data:
Depreciation of PP&E	$2,649	$2,846	$4,078
Capital expenditures	$181	$1,718	$1,392